Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	ORLA MINING LTD.
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/29/2025
Reporting Entity ESTMA Identification Number	E640923		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Etienne Morin				Date	5/29/2025
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name			ORLA MINING LTD.		Currency of the Report	CAD
Reporting Entity ESTMA Identification Number			E640923
Subsidiary Reporting Entities (if necessary)
Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	Government of the United States of America	Bureau of Land Management, United States Department of Treasury	-	-	930,037	-	-	-	-	930,037	Annual fees for mining claims, Environmental Impact Statement processing cost recovery fee and payments to the United States Department of Treasury
United States of America	State of Nevada	Nevada Department of Taxation, Nevada Division of Environmental Protection, Nevada Division of Water Resources, Nevada Employment Security Division	44,546	-	75,164	-	-	-	-	119,710	Permit Fees and Modified Business Tax
Mexico	Government of Mexico	Mexican Social Security Institute	1,469,087	-	-	-	-	-	-	1,469,087	Social security and retirement taxes
Mexico	Government of Mexico	Institute of the National Workers Housing Fund	467,838	-	-	-	-	-	-	467,838	Payroll taxes related to housing
Mexico	Government of Mexico	Tax Administration Services (SAT)	57,153,494	1,541,502	4,408,741	-	-	-	-	63,103,737	Royalties on precious metals revenue; permit and concession fees; mining taxes; and corporate income taxes
Mexico	State of Zacatecas	Ministry of Finance	799,970	-	-	-	-	-	-	799,970	State taxes on payroll and ecological taxes
Mexico	Municipality of Mazapil	Municipality Treasury	590,846	-	-	-	-	-	-	590,846	Property taxes

Additional Notes:

Payments in Mexico were made in MXN and converted to CAD using the average rate for the year ended December 31, 2024, where 1 CAD = 13.3556 MXN.

Payments in Panama and the United States of America were made in USD and converted to CAD using the average exchange rate for the year ended December 31, 2024, where 1 CAD = 0.7300 USD.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	ORLA MINING LTD.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E640923
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	South Railroad	44,546	-	797,255	-	-	-	-	841,801
United States of America	Lewis	-	-	124,114	-	-	-	-	124,114
United States of America	Green Springs	-	-	83,832	-	-	-	-	83,832
Mexico	Camino Rojo	60,481,234	1,541,502	4,408,741	-	-	-	-	66,431,477

Additional Notes[3]:

Payments in Mexico were made in MXN and converted to CAD using the average rate for the year ended December 31, 2024, where 1 CAD = 13.3556 MXN.

Payments in Panama and the United States of America were made in USD and converted to CAD using the average exchange rate for the year ended December 31, 2024, where 1 CAD = 0.7300 USD.